Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

INSPIRE PHARMACEUTICALS, INC.

(A DELAWARE CORPORATION)

(As amended and restated through August 5, 2005)

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

-iii-

AMENDED AND RESTATED

BYLAWS

OF

INSPIRE PHARMACEUTICALS, INC.

ARTICLE I

STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation or at such other place as may be named in the notice.

SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine. If the annual meeting is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (w) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (x) the class and number of shares of the corporation which are beneficially owned by the stockholder, (y) any material interest of the stockholder in such business, and (z) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his or her capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the Securities and Exchange Act of 1934, as amended.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and, if the chairman should so determine, he or she shall declare at the meeting that any business not properly brought before the meeting shall not be transacted.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation at an annual meeting, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (A) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (B) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such stockholder’s notice shall set forth (Y) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (Z) as to such stockholder giving notice, the information required to be provided pursuant to the second paragraph of this Section 2. At the request of the Board of Directors, any person directly nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

SECTION 3. Special Meetings. Special meetings of the stockholders may only be called by the Chief Executive Officer, the President, the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Such written request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

If a special meeting of stockholders is duly called for the purpose of electing directors, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors thereat, except as may be otherwise provided in the certificate of incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. At a special meeting of stockholders duly called for the purpose of electing directors, nominations of persons for election to the Board of Directors may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this paragraph and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting and (ii) who complies with the notice procedures set forth in this paragraph. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholders notice shall contain the information that would be required to be contained in a notice pursuant to Article I, Section 2 if such nomination were for election at an annual meeting of stockholders. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare at the meeting and the defective nomination shall be disregarded.

SECTION 4. Notice of Meetings. Except where some other notice is required by law, written notice of each meeting of stockholders, stating the place, date and hour thereof and the purposes for which the meeting is called, shall be given by or under the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting, to each stockholder entitled to vote at such meeting of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the stockholders entitled to vote at such meeting or, if no such date has been fixed, of record at the close of business on the day before the day on which notice is given. Notice shall be given personally to each stockholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the stockholder at his or her address as it appears upon the records of the corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Except as required by statute, notice of any adjourned meeting of the stockholders shall not be required.

SECTION 5. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 6. Quorum of Stockholders. At any meeting of the stockholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the stock represented thereat and entitled to vote shall, except where a larger vote is required by law, by the certificate of incorporation, or by these Bylaws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the vote cast by the stockholders entitled to vote at the election.

SECTION 7. Proxies and Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such stockholder, but no proxy shall be voted or acted upon after three (3) years from its date, unless said proxy provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the corporation belonging to the corporation or to another corporation, a majority of whose shares entitled to vote in the election of directors is owned by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

SECTION 8. Conduct of Meeting. Meetings of the stockholders shall be presided over by the Chairman of the Board or by one of the following persons designated by the Chairman of the Board (or in the absence of the Chairman of the Board, the Vice-Chairman of the Board, if present, or a majority of the members of the Board of Directors who are present) to so act: the Vice-Chairman of the Board, the Chief Executive Officer, the President, or a Vice-President, or, if none of the foregoing is present and acting, a chairman to be chosen by the stockholders. The Secretary of the corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

If a quorum, determined in accordance with Article I, Section 6, shall not be present or represented at any meeting of the stockholders, the chairman of the meeting, or if so requested by the chairman, the stockholders present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. In addition, the chairman of any meeting of stockholders shall have the power to adjourn the meeting at the request of the Board of Directors if the Board of Directors determines that adjournment is necessary or appropriate to enable stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders.

SECTION 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders or by proxy for the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the corporation. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

SECTION 10. Stockholder-Recommended Candidates for Director. In addition to any procedures available to stockholders pursuant to applicable law or these Bylaws, stockholders may recommend nominees for director to the appropriate committee of the Board of Directors responsible for selecting director nominees. Subject to any specific policy that the corporation shall establish and make available from time-to-time, any stockholder wishing to recommend a person for consideration as a nominee should provide to the corporation, through the appropriate committee of the Board of Directors, the following information with regard to the candidate: the name, age, business address and residence address of such person; the principal occupation or employment of such person; and a description of any and all arrangements or understandings between the stockholder and nominee. The recommending stockholder should also include complete contact information with regard to him or herself.

ARTICLE II

DIRECTORS

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation which are not by law required to be exercised by the stockholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the whole Board of Directors until the vacancy is filled.

SECTION 2. Number; Election; Tenure and Qualification. The number of directors which shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors, but in no event shall be less than one. The number of directors may be increased or decreased by action of the Board of Directors. Pursuant to the terms of the certificate of incorporation, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3)-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Directors need not be stockholders of the corporation.

SECTION 3. Enlargement of the Board of Directors. The number of directors constituting the Board of Directors may be increased at any time, such increase to be effective immediately, by vote of a majority of the directors then in office.

SECTION 4. Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors or an unfilled vacancy resulting from the removal of any director for cause, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall hold office until the next applicable annual meeting of stockholders (i.e., for the remainder of the term being filled) and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the State of Delaware.

SECTION 5. Resignation. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, Vice-Chairman of the Board, Chief Executive Officer, the President or Secretary.

SECTION 6. Removal. Except as may otherwise be provided by the General Corporation Law of the State of Delaware, any director or the whole Board of Directors may be removed, for cause only, at an annual meeting or at a special meeting called for that purpose, by the holders of a majority of the shares then entitled to vote at an election of directors.

The vacancy or vacancies thus created may be filled by the stockholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Article II, Section 4.

SECTION 7. Committees and Subcommittees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation. In addition, each committee may, by resolution or resolutions passed by a majority of its members, designate one or more subcommittees, each subcommittee to consist of one or more directors of such committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, or subcommittees thereof, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

A majority of all the members of any such committee or subcommittee may fix its rules or procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall provide otherwise by resolution. The Board of Directors shall have the power to change the members of any such committee or subcommittee at any time, to fill vacancies therein and to discharge any such committee or subcommittee, either with or without cause, at any time.

Any such committee or subcommittee, unless otherwise provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee or subcommittee shall have the power or authority denied it by Section 141 of the General Corporation Law of the State of Delaware.

Each committee and subcommittee, if any, shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.

SECTION 8. Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the Board of Directors may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders, or any special meeting of the stockholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the State of Delaware at any time when called by the Chairman of the Board, the Vice-Chairman of the Board, Chief Executive Officer, President, Treasurer, Secretary, or two (2) or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these Bylaws for waiver of notice by stockholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two (72) hours, or by facsimile, telegram, telex, or electronic means at least forty-eight (48) hours before the meeting, addressed to such director at his or her usual or last known business or home address.

Directors or members of any committee or subcommittee designated by the directors may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 9. Quorum and Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board of Directors, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required or permitted by law, by the certificate of incorporation, or by these Bylaws.

SECTION 10. Compensation. The Board of Directors may fix fees for their services and for their membership on committees or subcommittees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee or subcommittee thereof, may be taken without a meeting, and without notice, if a written consent thereto is signed by all members of the Board of Directors, or of such committee or subcommittee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee.

SECTION 12. Term Limits. Any member of the Board of Directors who is not an officer or employee of the corporation shall not be nominated or elected to more than two (2) consecutive terms; provided, however, that any such member of the Board of Directors may be nominated for election to a third consecutive term by resolution or resolutions passed by a majority of the whole Board of Directors, excluding such member.

SECTION 13. Chairman of the Board. From time-to-time, the Board of Directors shall appoint one director as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. He or she shall oversee the fulfillment of the corporation’s mission, and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairman of the Board, to any officer or officers of the corporation. He or she shall have the general powers, duties and authorities usually vested in the chairman of the board of a corporation. He or she shall perform such other duties as may from time to time be ordered or requested by the Board of Directors.

SECTION 14. Vice-Chairman of the Board. From time-to-time, the Board of Directors may appoint one director as the Vice-Chairman of the Board. In the absence or incapacity of the Chairman of the Board, the Vice-Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. He or she shall, when requested by the Board of Directors, the Chairman of the Board, or as necessary as a result of the absence or incapacity of the Chairman of the Board, oversee the fulfillment of the corporation’s mission, and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the Chairman of the Board, to any officer or officers of the corporation. He or she shall have the general powers, duties and authorities usually vested in the vice-chairman of the board of a corporation. He or she shall perform such other duties as may from time to time be ordered or requested by the Board of Directors or Chairman of the Board.

SECTION 15. Appointment; Removal; Resignation of Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board and Vice-Chairman of the Board, if any, shall be appointed annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each shall serve until his or her successor is appointed and qualified, unless a different term is specified in the appointment of such person, or until his or her earlier death, resignation or removal. Either the Chairman of the Board or Vice-Chairman of the Board may be removed by a resolution adopted by the Board of Directors or may resign by delivering a written resignation to the corporation at its principal executive office or to the Chief Executive Officer, President or Secretary.

SECTION 16. Emeritus Board Observer. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate an individual as an Emeritus Board Observer to serve for such term as the Board of Directors shall determine. Any such individual shall be someone who possesses significant scientific knowledge relevant to the corporation not possessed by other members of the Board of Directors and has such other qualifications as deemed necessary by the Board of Directors for such position. The corporation shall invite the Emeritus Board Observer to attend all meetings of the Board of Directors in a non-voting observer capacity, and shall use reasonable efforts to provide the Emeritus Board Observer with: (a) copies of all notices, minutes, consents, and other material that it provides to the members of the Board of Directors, and (b) the right to meet with the Chief Executive Officer or President of the corporation at the corporation’s facilities, at mutually agreeable times, to consult with and discuss the affairs of the corporation; provided, however, that the corporation reserves the right to exclude the Emeritus Board Observer from access to any material or meeting or portion thereof if the corporation believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, to avoid a conflict of interest between the Emeritus Board Observer and the corporation or for other similar reasons. The Emeritus Board Observer may participate in discussions of matters brought to the Board of Directors. The rights granted under this Section 16 shall be only by appointment by the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1. Titles. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers with such other titles as the Board of Directors shall determine, including without limitation, one or more Vice-Presidents, Assistant Treasurers, or Assistant Secretaries.

SECTION 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.

SECTION 3. Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer need be a director. No officer need be a stockholder. Any number of offices may be held by the same person, as the directors shall determine.

SECTION 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

SECTION 5. Resignation. Any officer may resign by delivering a written resignation to the corporation at its principal office or to the Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.

SECTION 6. Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of Chief Executive Officer, President, Treasurer and Secretary.

SECTION 7. Powers and Duties. The officers of the corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors, and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.

SECTION 8. Chief Executive Officer. The Chief Executive Officer shall, if so designated, by the Chairman of the Board, the Vice-Chairman of the Board or the Board of Directors, as set forth in Article I, Section 8, preside at all meetings of the Board of Directors. Acting under the direction of the Board of Directors, the Chairman of the Board and the Vice-Chairman of the Board, he or she shall have general and active management of the business of the corporation, shall oversee the marketing, business and strategic development efforts of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the corporation. He or she shall have the authority to execute bonds, mortgages and other contracts under the seal of the corporation except where the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the corporation. He or she shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. He or she shall present a report of the condition of the business of the corporation at each annual meeting of the stockholders and the Board of Directors. He or she shall perform such other duties as may from time to time be ordered or requested by the Board of Directors, the Chairman of the Board or the Vice-Chairman of the Board.

SECTION 9. President. Acting under the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, and the Chief Executive Officer of the corporation, the President, if any, shall have general and active management of the business of the corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall have the authority to execute bonds, mortgages and other contracts under the seal of the corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. He or she shall have the general powers and duties of supervision and management usually vested in the president of a corporation. He or she shall also be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board or the Chief Executive Officer.

SECTION 10. Vice-Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice-President if any (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice-President the title of

Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors.

SECTION 11. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of stockholders and their addresses as required and shall have custody of the corporate seal which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the corporation.

The Assistant Secretary if any (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 12. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and the Board of Directors, at its regular meetings, or whenever they may require it, an account of all transactions and of the financial condition of the corporation.

The Assistant Treasurer if any (or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

SECTION 13. Bonded Officers. The Board of Directors may require any officer to give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of the duties of such officer and for the restoration to the corporation of all property in his or her possession or control belonging to the corporation.

SECTION 14. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV

STOCK

SECTION 1. Certificates of Stock. One or more certificates of stock, signed by the Chairman of the Board or Vice-Chairman of the Board or by the Chief Executive Officer, the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying, in the aggregate, the number of shares owned by the stockholder in the corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she or she were such officer, transfer agent or registrar at the date of issue.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the certificate of incorporation, these Bylaws, applicable securities laws, or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 2. Transfers of Shares of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. The corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

SECTION 3. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen, destroyed, or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

SECTION 4. Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Unless otherwise fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. Fractional Share Interests. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

SECTION 6. Dividends. Subject to the provisions of the certificate of incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the common stock of the corporation as and when they deem expedient.

ARTICLE V

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification. The corporation shall, to the extent permitted by the certificate of incorporation, indemnify each person whom it may indemnify pursuant thereto.

SECTION 2. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January and end on the last day of December.

SECTION 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

SECTION 3. Certificate of Incorporation. All references in these Bylaws to the certificate of incorporation shall be deemed to refer to the certificate of incorporation of the corporation, as in effect from time to time.

SECTION 4. Execution of Instruments. The Chairman of the Board and Vice-Chairman of the Board, if any, the Chief Executive Officer, President, any Vice-President and the Treasurer shall have power to execute and deliver on behalf and in the name of the corporation any instrument requiring the signature of an officer of the corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts, and other orders for the payment of money. In addition, the Board of Directors may expressly delegate such powers to any other officer or agent of the corporation.

SECTION 5. Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by this corporation.

SECTION 6. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.

SECTION 7. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are director or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:

(a) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 8. Books and Records. The books and records of the corporation shall be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE VII

NOTICES

SECTION 1. Notice to Stockholders. Whenever, under any provisions of these Bylaws or the certificate of incorporation, notice is required to be given to any stockholder, it shall be in writing. Such notice, if mailed, shall be deemed to have been given when deposited in the United States mail, postage prepaid, and addressed to his or her last known post office address as shown by the stock record of the corporation or its transfer agent. Such notice may also be delivered personally, by telegram or other appropriate means as determined by the Board of Directors.

SECTION 2. Notice to Directors. Any notice required to be given to any director may be given by the method stated in Article VII, Section 1, or by facsimile, telex, telegram or electronic means, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

SECTION 3. Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

SECTION 4. Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by facsimile, telex, telegram or electronic means shall be deemed to have been given as of the sending time recorded at time of transmission.

SECTION 5. Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect to all directors, but one permissible method may be employed in respect to any one or more, and any other permissible method or methods may be employed in respect of any other or others.

SECTION 6. Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or rights, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

SECTION 7. Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the certificate of incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

SECTION 8. Notice to Stockholder with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the certificate of incorporation or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (b) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law of the State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

ARTICLE VIII

AMENDMENTS

SECTION 1. By the Board of Directors. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

SECTION 2. By the Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.